Exhibit 10.1

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT, dated as of April 6, 2016 (this “Agreement”), among ZAIS FINANCIAL CORP., a Maryland corporation that has elected to be treated as a real estate investment trust for federal income tax purposes (“Company”), ZAIS FINANCIAL PARTNERS, L.P., a Delaware limited partnership and the operating partnership of Company (“Company Operating Partnership”), each of the subsidiaries of Company as set forth on the signature page hereto (“Company Subsidiaries”), ZAIS REIT MANAGEMENT, LLC, a Delaware limited liability company and the investment advisor to Company (“Advisor”), and SUTHERLAND ASSET MANAGEMENT CORPORATION, a Maryland corporation that has elected to be treated as a real estate investment trust for federal income tax purposes (“Sutherland”). Each of Company, Company Operating Partnership, Company Subsidiaries, Advisor and Sutherland is sometimes referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, Company, Company Operating Partnership, ZAIS Merger Sub, LLC, Sutherland and Sutherland Partners, L.P. have entered into that certain Agreement and Plan of Merger dated as of the date hereof (as may be amended, the “Merger Agreement”), which sets forth certain rights and obligations of the parties thereto; and

WHEREAS, upon the consummation of the Mergers (as defined in the Merger Agreement), the Parties desire to terminate the Third Amended and Restated Investment Advisory Agreement, dated as of August 11, 2014, among Company, Company Operating Partnership, Company Subsidiaries and Advisor (the “Company Advisory Agreement”), upon the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

Article I
TERMINATION

Section 1.1            Definitions. Capitalized terms used and not defined in this Agreement shall have the respective meanings ascribed to such terms in the Merger Agreement.

Section 1.2            Termination of Company Advisory Agreement.

(a)                Advisor, Company, Company Operating Partnership and Company Subsidiaries hereby agree that the Company Advisory Agreement shall be terminated, without any further liability or obligation on the part of any party thereto, effective as of the Closing and upon receipt of the Advisor Termination Payment; provided, that each of Section 6 (Records; Confidentiality), Section 9 (Expenses of the Company), Section 10 (Calculations of Expenses), Section 11 (Limits of Advisor Responsibility; Indemnification), Section 16 (Actions Upon Termination) and Section 20 (Governing Law) of the Company Advisory Agreement shall survive such termination until they are satisfied in full or by their nature expire in accordance with its terms, subject to Section 1.3. If the Merger Agreement is terminated, this Agreement shall automatically be deemed revoked and void ab initio.

(b)               The Advisor Termination Payment shall be paid by Company on the Closing Date to the account of Advisor as set forth in Schedule I. For the avoidance of doubt, no Termination Fee (as defined in the Company Advisory Agreement) shall be payable in connection with the termination of the Company Advisory Agreement.

Section 1.3            Waiver of Notice; Calculation of Fees. Each Party waives any notice of termination requirement, whether set forth in the Company Advisory Agreement, any other contract between Company and Advisor or its Affiliate or otherwise. All fees due and payable for the period up to the Closing under the Company Advisory Agreement shall be calculated in accordance with the term of the Company Advisory Agreement; provided, that Advisor shall deliver the statement contemplated by Section 10 of the Company Advisory Agreement documenting the Expenses (as defined in the Company Advisory Agreement) of Company, Company Operating Partnership and Company Subsidiaries and Expenses incurred by Advisor, within 30 days after the Closing Date.

Article II
REPRESENTATIONS AND WARRANTIES OF ADVISOR

Advisor hereby represents and warrants to Company, Company Operating Partnership, Company Subsidiaries and Sutherland as follows:

Section 2.1            Organization. Advisor is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and has all limited liability company power required to carry on its business as now conducted.

Section 2.2            Authority. Advisor has full limited liability company power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by Advisor and is legal, valid, binding and enforceable upon and against Advisor.

Section 2.3            No Conflict; Required Filings and Consents. The execution, delivery and performance by Advisor of this Agreement and the consummation by Advisor of the transactions contemplated hereby do not and will not (a) violate any provision of the organizational documents of Advisor; (b) violate any federal, state or local statute, law, regulation, order, injunction or decree (“Law”); or (c) require any consent or approval of any person, including any registration or filing with, or notice to any federal, state or local governmental authority or any agency or instrumentality thereof.

Section 2.4            Claims by Advisor. Advisor has not made any claims against Company, Company Operating Partnership and Company Subsidiaries (“Company Parties”) and, to Advisor’s knowledge, there are no pending or threatened claims or facts or circumstances which are reasonably likely to give rise to any claim by Advisor against any Company Party.

Section 2.5            Claims by Company Parties. None of the Company Parties has made any claims against Advisor and, to Advisor’s knowledge, there are no pending or threatened claims or facts or circumstances which are reasonably likely to give rise to any claim by any Company Party against Advisor.

Section 2.6            Brokers. Except as previously disclosed to Sutherland pursuant to the Company Disclosure Letter, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Advisor or its Affiliates.

Article III

COVENANTS

Section 3.1            Public Announcements. So long as this Agreement is in effect, the Parties shall consult with each other before issuing any press release or otherwise making any public statements or filings with respect to this Agreement or any of the transactions contemplated by this Agreement, and none of the Parties shall issue any such press release or make any such public statement or filing prior to obtaining the other Parties’ consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided, that a Party may, without obtaining the other Parties’ consent, issue such press release or make such public statement or filing as may be required by Law, order or the applicable rules of any stock exchange if it is not possible to consult with the other Party before making any public statement with respect to this Agreement or any of the transactions contemplated by this Agreement.

Section 3.2            Post-Closing Cooperation. (a) Advisor and Company shall cooperate with each other, and shall cause their Representatives to cooperate with each other, for a period of 180 days after the Closing Date to facilitate the orderly transition of management of Company and Company Subsidiaries from Advisor to Waterfall and to minimize any disruption to Company and the Company Subsidiaries that might result from the transactions contemplated by the Merger Agreement. After the Closing, upon reasonable written notice, each of Advisor and Company shall furnish or cause to be furnished to each other and their respective Representatives access, during normal business hours, to such information and assistance relating to Company and Company Subsidiaries (to the extent within the control of such Party) as is reasonably necessary for the conduct of business in the ordinary course, including but not limited to financial reporting, accounting and regulatory purposes.

(b)               For the avoidance of doubt, the delivery to the Board of Directors of all property and documents of the Company or any Company Subsidiary then in the custody of the Advisor required under Section 16(iii) of the Company Advisory Agreement shall include all imaged, electronic or physical Collateral Files to the extent in the possession or the control of Advisor or its Affiliates (other than Company or any Company Subsidiary). Any such documents shall be delivered by Advisor to a location in the United States, as designated by Company. To the extent any such documents have not been delivered as of the Closing Date, Advisor shall cause such documents to be delivered to Company or Company’s designee as promptly as reasonably practicable following the Closing Date and shall be held by Advisor in trust for the benefit of Company until delivery to Company or Company’s designee. Notwithstanding anything to the contrary in this Agreement or the Merger Agreement, Advisor (i) shall be permitted to retain such copies of the Collateral Files and other property and documents as are necessary solely for the purpose of demonstrating compliance with applicable Laws and for defending or maintaining any Action, and (ii) shall not be required to deliver such copies of the Collateral Files and other property and documents as are maintained on any back-up or archival electronic storage system maintained by Advisor in the ordinary course of business.

(c)                Each Party shall reimburse the other for reasonable, documented out-of-pocket costs and expenses incurred in assisting the other pursuant to this Section 3.2. Neither Party shall be required by this Section 3.2 to take any action that would unreasonably interfere with the conduct of the business of such Party or its Affiliates or unreasonably disrupt the normal operations of such Party or its Affiliates. For the avoidance of doubt, any information relating to Company and the Company Subsidiaries received or retained by Advisor pursuant to this Section 3.2 shall be subject to Section 6 (Records; Confidentiality) of the Company Advisory Agreement.

(d)               As of the date that is ten (10) Business Days following the Merger Effective Time, Company will cease all use, and will cause each Company Subsidiary to cease all use, of the “ZAIS” name, any derivative thereof or any terms confusingly similar thereto, and none of Surviving Entity or any of its subsidiaries will ever use the “ZAIS” name, any derivative thereof or any terms confusingly similar thereto; provided, that nothing in this Section 3.2(d) shall (i) require any amendment to any financing statement, deed or other similar public filing or recorded instrument made in the name of Company or any Company Subsidiary as a secured party, or (ii) prevent the Surviving Entity or its subsidiaries from (A) informing third parties of the change in name, (B) using written materials marked with such names prior to the Closing Date, or (C) using the “ZAIS” name as reasonably necessary or advisable for historical purposes to describe the former legal name of Company or any Company Subsidiary or the former advisor to Company or any Company Subsidiary for the period prior to the Closing Date

Article IV
GENERAL PROVISIONS

Section 4.1            Fees and Expenses. Each Party shall bear the costs of its own legal, financial, strategic, accounting and tax advisors.

Section 4.2            Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each Party.

Section 4.3            Waiver. No failure or delay of any Party in exercising any right or remedy hereunder shall operate as a waiver thereof. Any such waiver by a Party shall be valid only if set forth in writing by such Party.

Section 4.4            Notices. All notices, requests, claims, consents, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) to the Parties or sent by facsimile or e-mail of a pdf attachment (providing confirmation of transmission) at the following addresses or facsimile numbers (or at such other address or facsimile number for a Party as shall be specified by like notice):

(a)	if to Advisor or, prior to Closing, a Company Party, to:

ZAIS REIT Management, LLC
c/o ZAIS Group, LLC
Two Bridge Avenue, Suite 322
Red Bank, NJ 07701
Attn: General Counsel
Fax: (732) 978-7507

(b)	if to Sutherland or, following Closing, a Company Party, to:

Sutherland Asset Management Corporation
1140 Avenue of the Americas, 7th Floor
New York, NY 10036
Attn: Kenneth Nick
email: knick@waterfallam.com
Fax: (212) 843-8909
Telephone: (212) 257-4606

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

787 Seventh Avenue

New York, NY 10019

Attention: Scott Freeman

Facsimile: (212) 839-5599

Section 4.5            Entire Agreement. This Agreement and any other agreement among the Parties entered into simultaneous to this Agreement (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement and (b) are not intended to confer upon any Person other than the Parties hereto any rights or remedies.

Section 4.6            Governing Law; Venue.

(a)                This Agreement, and all claims or causes of actions (whether at Law, in contract or in tort) that may be based upon, arise out of or related to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the laws of the State of Maryland without giving effect to its conflicts of laws principles (whether the State of Maryland or any other jurisdiction that would cause the application of the Laws of any jurisdiction other than the State of Maryland).

(b)               All disputes arising out of or relating to this Agreement shall be heard and determined exclusively in any Maryland state or federal court. Each of the Parties hereby irrevocably and unconditionally (i) submits to the exclusive jurisdiction of any such Maryland state or federal court, for the purpose of any dispute arising out of or relating to this Agreement brought by any Party, (ii) agrees not to commence any such dispute except in such courts, (iii) agrees that any claim in respect of any such dispute may be heard and determined in any such Maryland state or federal court, (iv) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such dispute, and (v) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such dispute. Each of the Parties agrees that a final judgment in any such dispute shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to service of process in the manner provided for notices in Section 4.4. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by Law.

Section 4.7            Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of Law or otherwise by any of the Parties without the prior written consent of the other Parties. This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

Section 4.8            Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any present or future Law, or public policy, (a) such term or other provision shall be fully separable, (b) this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never comprised a part hereof, and (c) all other conditions and provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable term or other provision or by its severance herefrom so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

Section 4.9            Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, electronic delivery or otherwise) to the other Parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document form” (“pdf”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

Section 4.10        Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 4.10.

Section 4.11        Further Assurances. The Parties undertake generally to execute all such agreements, documents and other instruments and to do all such acts as are necessary to give full effect to, evidence and confirm the terms of this Agreement.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ZAIS REIT MANAGEMENT, LLC

By:	/s/ Michael Szymanski
Name: Michael Szymanski
Title: President

ZAIS FINANCIAL CORP.

By:	/s/ Michael Szymanski
Name: Michael Szymanski
Title: President and Chief Executive Officer

ZAIS FINANCIAL PARTNERS, L.P.

By: ZAIS Financial Corp., its General Partner

By:	/s/ Michael Szymanski
Name: Michael Szymanski
Title: President and Chief Executive Officer

ZAIS ASSET I, LLC

By: ZAIS Financial Partners, L.P., its Managing Member

By: ZAIS Financial Corp., its General Partner

By:	/s/ Michael Szymanski
Name: Michael Szymanski
Title: President and Chief Executive Officer

[Signature Page to Termination Agreement]

ZAIS ASSET II, LLC

By: ZAIS Financial Partners, L.P., its Managing Member

By: ZAIS Financial Corp., its General Partner

By:	/s/ Michael Szymanski
Name: Michael Szymanski
Title: President and Chief Executive Officer

ZAIS ASSET III, LLC

By: ZAIS Financial Partners, L.P., its Managing Member

By: ZAIS Financial Corp., its General Partner

By:	/s/ Michael Szymanski
Name: Michael Szymanski
Title: President and Chief Executive Officer

ZAIS ASSET IV, LLC

By: ZAIS Financial Partners, L.P., its Managing Member

By: ZAIS Financial Corp., its General Partner

By:	/s/ Michael Szymanski
Name: Michael Szymanski
Title: President and Chief Executive Officer

[Signature Page to Termination Agreement]

ZFC FUNDING, INC.

By:	/s/ Michael Szymanski
Name: Michael Szymanski
Title: President and Chief Executive Officer

ZFC TRUST

By:	/s/ Michael Szymanski
Name: Michael Szymanski
Title: Trustee

ZFC TRUST TRS I, LLC

By: ZFC Trust, its Managing Member

By:	/s/ Michael Szymanski
Name: Michael Szymanski
Title: Trustee

[Signature Page to Termination Agreement]

SUTHERLAND ASSET MANAGEMENT CORPORATION

By:	/s/ Frederick C. Herbst
Name: Frederick C. Herbst
Title: Chief Financial Officer

[Signature Page to Termination Agreement]

 Schedule I

Advisor Wire Transfer Instructions

[to be delivered prior to Closing]